Exhibit 5.1

City Center 33 South Sixth Street Suite 3600 Minneapolis, MN 55402 Tel (612) 607-7000 Fax (612) 607-7100 www.foxrothschild.com

January 26, 2023

ReShape Lifesciences Inc.

1001 Calle Amanecer

San Clemente, CA 92673

RE: ReShape Lifesciences Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to ReShape Lifesciences Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (Registration No. 333-269207, as amended or supplemented from time to time, the “Registration Statement”), relating to the public offering by the Company (the “Offering”) of up to $8,500,000 of units (the “Units”) of the Company, with each Unit consisting of: (i) either one share of the Company’s common stock, par value $0.001 per share (the “Common Stock” and such shares, the “Shares”)), or one pre-funded warrant to purchase one share of Common Stock at an exercise price equal to $0.0001 per share of Common Stock (the “Pre-Funded Warrants” and the shares of Common Stock issuable upon exercise thereof, the “Pre-Funded Warrant Shares”) and (ii) one warrant to purchase one and one-half shares of Common Stock (the “Common Warrants” and the shares of Common Stock issuable upon exercise of the Common Warrants, the “Common Warrant Shares”). The Units are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group, LLC, as underwriter (the “Underwriter”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

The Units, including the Shares, Common Warrants and Pre-Funded Warrants included in the Units, and the Common Warrant Shares and Pre-Funded Warrants Shares are collectively referred to herein as the “Securities.” The term “Shares” includes any additional shares of Common Stock, or shares of Common Stock underlying Common Warrants and Pre-Funded Warrants, issued or issuable pursuant to the exercise of the over-allotment option granted to the Underwriter in the Underwriting Agreement, or the offering of which is registered by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering contemplated by the Registration Statement.

January 26, 2023

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation and all amendments thereto; the Company’s Restated Bylaws, as currently in effect; the Registration Statement and the exhibits thereto; the prospectus contained in the Registration Statement; the form of Underwriting Agreement; the form of Common Warrant; the form of Warrant Agency Agreement; the form of Pre-Funded Warrant; and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for this opinion. We have also examined the resolutions of the Board of Directors of the Company authorizing (a) the filing of the Registration Statement by the Company and (b) the issuance of the Securities by the Company, subject to specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors or a pricing committee thereof with respect to such Securities (the “Authorizing Resolutions”).

In rendering these opinions, we have assumed: the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and, other than for the Company, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that the Underwriting Agreement, the Warrant Agency Agreement and all documents required or permitted to be delivered thereunder will have been duly authorized by all necessary corporate, limited liability company, or other action on the part of the parties thereto and have been or will be, as of the date each of the Underwriting Agreement and the Warrant Agency Agreement is executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Shares, when (a) Authorizing Resolutions with respect to the Shares have been adopted, (b) the terms for the issuance and sale of the Shares have been established in conformity with such Authorizing Resolutions, (c) the Shares have been issued and sold as contemplated by the Underwriting Agreement, (d) the Company has received the consideration provided for in the Underwriting Agreement and (e) such consideration for the Shares is not less than the amount specified in the applicable Authorizing Resolutions, will be validly issued, fully paid and non-assessable.

January 26, 2023

2.	The Warrants, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of the Warrants have been established in conformity with such Authorizing Resolutions, (c) the Warrants have been issued and sold as contemplated by the Underwriting Agreement and Warrant Agency Agreement and (d) the Warrants have been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement and the Warrant Agency Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

3.	The Pre-Funded Warrants, when (a) Authorizing Resolutions with respect to the Pre-funded Warrants have been adopted, (b) the terms of the Pre-Funded Warrants have been established in conformity with such Authorizing Resolutions, (c) the Pre-Funded Warrants have been issued and sold as contemplated by the Underwriting Agreement and Warrant Agency Agreement and (d) the Pre-Funded Warrants have been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement and the Warrant Agency Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

4.	The Common Warrants Shares issuable upon exercise of the Common Warrants and the Pre-Funded Warrant Shares issuable upon exercise of the Common Warrants, when (a) Authorizing Resolutions with respect to the Common Warrants and the Pre-Funded Warrants have been adopted, (b) the terms of the Common Warrants and the Pre-Funded Warrants have been established in conformity with such Authorizing Resolutions, (c) the Common Warrants and the Pre-Funded Warrants have been issued as contemplated by the Registration Statement and (d) the Common Warrants and the Pre-Funded Warrants have been authenticated and countersigned in accordance with the provisions of the Underwriting Agreement and the Warrant Agency Agreement, have been duly authorized and, when issued upon exercise of the Common Warrants and the Pre-Funded Warrants upon payment of the applicable exercise price therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and, solely for purposes of paragraphs 2 and 3 above, the laws of the State of New York and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

January 26, 2023

This opinion letter has been prepared for your use in connection with the Offering. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

In rendering the opinion set forth herein, we have assumed that, at the time of the sale of the Units, (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective; and (b) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fox Rothschild LLP